UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
SCHEDULE 14A INFORMATION
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ODYSSEY MARINE EXPLORATION, INC.
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ODYSSEY
MARINE EXPLORATION

Notice of 2024 Annual Meeting & 2024 Proxy Statement

(NASDAQ:OMEX)

Dear Fellow Stockholder,

As we celebrate Odyssey’s 30th anniversary this year, it’s a momentous occasion to reflect on the remarkable milestones we’ve accomplished. Over three decades, we’ve helped reshape the global understanding of the ocean’s depths and established ourselves as leaders in marine exploration and technology development.

As we look ahead, it’s clear that the opportunities in the deep sea are vast, and we are in a unique position to capitalize on them. The demand for critical metals and minerals continues to rise, driven by global trends such as urbanization, technological advancements, and the transition to renewable energy sources. However, traditional sources of these resources are becoming increasingly scarce and costly to access. This is where deep-sea mineral resources present a compelling solution.

In the United States, there’s a notable surge in momentum toward exploring marine mineral resources and their domestic processing, particularly focusing on polymetallic nodules. The recent 2024 National Defense Authorization Act (NDAA) has directed the Department of Defense (DoD) to evaluate this matter, highlighting the increasing recognition of the strategic significance of deep-sea mineral resources. Moreover, there’s substantial political and military backing for ratifying the United Nations Convention on the Law of the Sea (UNCLOS), as prominent figures urge Senate action.

Additionally, recent legislative endeavors, such as the introduction of the Responsible Use of Seafloor Resources Act (RUSRA) in March 2024, endorsed by Odyssey and several industry peers, underscore the nation’s commitment to supporting international governance of seafloor resource exploration and fostering responsible collection efforts.

This initiative aligns with our strategic investments in the Cook Islands, home to the world’s largest documented resource of polymetallic nodules, estimated at 6.7 billion tonnes. The harvesting of subsea mineral resources here could significantly impact the global supply of battery metals, especially cobalt, a critical mineral essential for advancing sustainable energy solutions. The Cook Islands Seabed Minerals Authority (SBMA) began developing seabed mining regulations over 10 years ago, awarded exploration licenses in 2022, and has been very clear about its goal to gather the necessary environmental research to determine the next steps. We have invested in two of the three exploration license holders in the Cook Islands. We are also providing them with marine operations, environmental, and resource analysis support, leveraging our decades of expertise and ability to develop unique tools needed to propel these environmental studies forward.

The customization and deployment of a 6,000-meter Comanche ROV, acquired and supplied by Odyssey and now utilized by Moana Minerals, in which we have invested, marks a significant milestone in these exploration efforts. During its 2023 scientific research exploration work program, Moana Minerals surveyed approximately 50 square kilometers of the seafloor using the ROV, marking the most extensive visual exploration ever conducted in the area.

Odyssey’s marine operations team recently completed testing our new Autonomous Benthic Mini Landers (ABML) with two leading marine science universities. Our ABMLs are state-of-the-art systems that collect subsea data for near-seafloor oceanographic observation and environmental regulatory compliance. These systems will be valuable tools in the Cook Islands and elsewhere in the industry to advance environmental studies and data acquisition.

The ExO Phosphate Project, our most advanced endeavor, is another testament to our innovative approach to developing sustainable subsea mineral resource projects using our proven network of subject matter experts and advanced technology. Our work on this project proved its feasibility and included completing a robust environmental assessment and impact study, performing social impact assessments, and quantifying the resource to industry standards. Testing of resource samples produced commercial grade phosphoric acid that can be used for fertilizer production. The project was put on hold when we initiated arbitration under NAFTA Chapter Eleven against the United Mexican States following the illegal denial of the environmental permit by SEMARNAT, Mexico’s environmental regulatory agency. After three years of preparation and a hearing in January 2022, we await the arbitration tribunal’s decision. Recently, the International Centre for Settlement of Investment Disputes (ICSID) informed us that the tribunal is making progress and expects to issue the Award in the second quarter of this year. We remain confident in the merits of our case and continue to move our strategic initiatives forward regardless of the outcome.

Earlier this year, after consultation with Odyssey’s management, the audit committee and the Board of Directors made the decision to restate certain consolidated financial statements of the Company. This proactive step demonstrates our commitment to transparency and accuracy in financial reporting. The restatement primarily addresses the accounting and classification of the Company’s litigation financing, reclassifying it as a derivative liability in accordance with GAAP.

I want to express my deep appreciation for your continued support and confidence in our vision. Together, we have the opportunity to pioneer a new frontier of resource exploration and contribute to sustainable development on a global scale. With determination, innovation, and collaboration, I am confident that we will realize the immense potential of deep-sea mineral resources and deliver long-term value for all our shareholders.

Mark D. Gordon

Chief Executive Officer and Chairman of the Board of Directors

Odyssey Marine Exploration, Inc.

April 26, 2024

Odyssey Marine Exploration, Inc.

205 S. Hoover Boulevard, Suite 210

Tampa, Florida 33609

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 10, 2024

The Annual Meeting of Stockholders of Odyssey Marine Exploration, Inc. will be held at the Hampton Inn & Suites located at 5329 Avion Park Drive, Tampa, Florida 33607 on Monday, June 10, 2024, at 9:30 a.m. (EDT) for the following purposes:

1.	to elect four directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2024;

3.	to amend the Company’s 2019 Stock Incentive Plan to increase the number of shares authorized for issuance under the Plan by 2,000,000 shares;

4.	to obtain non-binding advisory approval of the compensation of our named executive officers; and

5.	to transact such other business as may properly come before the Annual Meeting of Stockholders or at any adjournments or postponements thereof.

The record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof is Wednesday, April 12, 2024.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you are a registered holder and decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Gordon

Chief Executive Officer and Chairman of the Board

Tampa, Florida

April 26, 2024

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com/OMEX. In accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders. Therefore, most stockholders will not receive paper copies of our proxy materials. Instead, we will send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting by use of the Internet. The Notice of Internet Availability of Proxy Materials also informs stockholders how to get paper copies of our proxy materials if they wish to do so. We believe this method of proxy distribution will make the proxy distribution process more efficient, less costly, and will contribute to the conservation of natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement

Odyssey Marine Exploration, Inc.

205 S. Hoover Boulevard, Suite 210

Tampa, Florida 33609

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company,” “Odyssey,” “we,” “us,” or “our”), for the Annual Meeting of Stockholders to be held at 9:30 a.m. (EDT) on Monday, June 10, 2024, at the Hampton Inn & Suites located at 5329 Avion Park Drive, Tampa, Florida 33607, and at any adjournments or postponements of the Annual Meeting.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are:

1.	to elect four directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2024;

3.	to amend the Company’s 2019 Stock Incentive Plan to increase the number of shares authorized for issuance under the Plan by 2,000,000 shares;

4.	to obtain non-binding advisory approval of the compensation of our named executive officers, and

5.	to transact such other business as may properly come before the Annual Meeting of Stockholders or at any adjournments or postponements thereof.

VOTING

Voting Rights

Only stockholders of record of Odyssey Marine Exploration, Inc. common stock on the record date, April 12, 2024, will be entitled to vote at our Annual Meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held by such holder on the record date. On the record date, there were 20,126,247 shares of our common stock outstanding.

A majority of the voting power that is present in person or by proxy shall at the Annual Meeting constitute a quorum at the Annual Meeting. Shares represented by a properly signed and returned proxy card will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote. Likewise, stock represented by “broker non-votes” will be treated as present for purposes of determining a quorum. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves to vote such shares on that matter. Your broker will not have discretion to vote on non-routine matters absent direction from you, including the election of directors and the advisory vote to approve our named executive officer compensation. If you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which includes the ratification of the independent registered public accounting firm, even if the broker does not receive instructions from you.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	1

The affirmative vote of the holders of a plurality of votes properly cast on the proposal at the Annual Meeting is required for the election of directors (Proposal 1). Stockholders may not cumulate votes in the election of directors. Proposals 2, 3 and 4 require the approval of the holders of a majority of votes properly cast on the proposal. Abstentions and broker non-votes have no effect on the determination of whether a director nominee or any proposal has received a plurality or majority of the votes cast.

If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Recommendations of the Board of Directors

The Odyssey Marine Exploration, Inc. Board of Directors recommends that you vote:

•	FOR each of the nominees to the Board of Directors (Proposal 1);

•	FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2);

•	FOR to amend the Company’s 2019 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan by 2,000,000 shares (Proposal 3); and

•	FOR the proposal to approve the compensation of our named executive officers (Proposal 4).

Voting via the Internet, by Telephone or by Mail

Registered Holders

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A.), then you may vote either in person at the Annual Meeting or by proxy. If you decide to vote by proxy, you may vote via the Internet, by telephone or by mail, and your shares will be voted at the Annual Meeting in the manner you direct. For those registered holders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card or such holders may complete, sign, date and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone or to receive a paper proxy card to vote by mail. Telephone and Internet voting facilities for registered stockholders of record will close at 9:30 a.m. (EDT) on June 10, 2024.

If you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the four proposals.

Beneficial Owners

If, like most stockholders, you are a beneficial owner of shares held in “street name” (meaning a broker, trustee, bank, or other nominee holds shares on your behalf), you may vote in person at the Annual Meeting only if you obtain a “legal proxy” from the nominee that holds your shares and present it to the inspector of elections with your ballot at the Annual Meeting. Alternatively, you may provide voting instructions to the nominee that holds your shares by completing, signing and returning the voting instruction form that the nominee provides to you, or by using telephone or Internet voting arrangements described on the voting instruction form, the Notice of Internet Availability of Proxy Materials or other materials that the nominee provides to you.

Note to Beneficial Owners: Under applicable laws, a broker, trustee, bank, or other nominee has the discretion to vote on routine matters, including the ratification of the independent registered public accounting firm. Securities and Exchange Commission rules do not permit a broker, trustee, bank, or other nominee to vote on behalf of beneficial owners with respect to non-routine matters, such as the election of directors, an amendment to the company stock incentive plan and the advisory vote to approve our named executive officer compensation. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the Inspector of Elections with your ballot. Stockholders who have elected to receive the proxy materials electronically will receive an e-mail on or about April 26, 2024, with information on how to access stockholder information and instructions for voting.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	2

Electronic Delivery

Stockholders who have elected to receive our 2024 Proxy Statement and 2023 Annual Report on Form 10-K to stockholders electronically will receive an email on or about April 26, 2024, with information on how to access stockholder information and instructions for voting.

If you received your Notice of Internet Availability of Proxy Materials or all of your Annual Meeting materials by mail, we encourage you to sign up to receive your stockholder communications electronically. Email delivery benefits the environment and saves us money by reducing printing and mailing costs. With electronic delivery, you will be notified by email as soon as the Annual Report on Form 10-K and Proxy Statement are available on the Internet, and you may submit your stockholder votes online. Your electronic delivery enrollment will be effective until you cancel it. If you are a registered holder, visit www-us.computershare.com/Investor to create a login and to enroll. If you hold your shares of stock through a bank, broker, trustee or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future Proxy Statements and Annual Reports over the Internet and how to change your elections.

Changing or Revoking Your Proxy

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Corporate Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares in “street name,” you must contact the nominee that holds the shares on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

Admission to the Meeting

If you plan to attend the Annual Meeting, please bring the following:

1.

Proper identification, such as a driver’s license or passport containing a recent photograph. We may inspect your bags or packages, and we may require you to check them, and, in some cases, we may not permit you to enter the meeting with them. The use of cell phones, smartphones, recording and photographic equipment and/or computers is not permitted in the meeting room.

2.	“Acceptable Proof of Ownership” if your shares are held in “Street Name.”

Acceptable Proof of Ownership is either (a) a letter from your broker stating that you beneficially owned Odyssey Marine Exploration, Inc. stock on the record date, April 12, 2024, or (b) an account statement showing that you beneficially owned Odyssey Marine Exploration, Inc. stock on the record date.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Elections and disclosed in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	3

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees for Election at this Annual Meeting

The Board of Directors currently consists of four directors, all of whom are standing for election at the Annual Meeting. The Board of Directors recommends the election as directors of the four nominees listed below. All four of the nominees, Mark D. Gordon, Mark B. Justh, Jon D. Sawyer, and Todd E. Siegel are currently directors of the Company. The persons named as “proxies” in the form of proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If, at the time of the Annual Meeting, any of the nominees named below should be unable to serve, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors does not expect any of the nominees to be unable to serve as director.

The Board represents a wide range of experience and perspectives important to enhancing the Board’s effectiveness in fulfilling its oversight role. The table below sets forth the name and age of each nominee for director, indicating all positions and offices with the Company presently held; the period during which each person has served as a director; and any additional directorships with public companies. The term of each director will end at the next Annual Meeting of Stockholders and until their successors are elected and qualified or until the earliest of their death, resignation, or removal.

Mark D. Gordon Age 63 Director since January 2008; Chairman since June 2019; CEO since October 2014; President October 2007 – June 2019

Key Qualifications

The Board recognizes Mr. Gordon’s position with the Company as CEO and former President, as well as his entrepreneurial ability to build companies and lead them to realizing their true potential for success. He has helped guide the management team through the challenges and complexities of building a company; and he has strategically expanded opportunities for the Company by exploring new concepts and creative solutions to issues facing the Company, including funding, investor relations and communications forging lasting alliances across industry and organizational levels. Mr. Gordon’s leadership, management, strategic planning, business development and investor communications activities allow him to understand the complexities of the business and bring a unique perspective to the Board’s strategic discussions.

Mark B. Justh Age 59 Director since July 2013; Lead Director since June 2015; Chairman of the Audit Committee since June 2023; previously Chairman of the Audit Committee from June 2014-June 2016

Key Qualifications

The Board recognizes that Mr. Justh has results-oriented experience in the financial services industry. He has managed equities and derivatives distribution businesses in both the United States and Asia for J.P. Morgan and worked primarily with large global institutional investors and hedge funds. He has significant experience in both primary and secondary equities markets for both domestic and international corporations. The Board recognizes that Mr. Justh has an in-depth knowledge of industry trends, risk assessment and financial management. His background, both domestic and international, allows him to bring a unique perspective to the Board’s strategic and financial discussions, which provides the knowledge and practical understanding for chairing the Audit Committee .

Jon D. Sawyer Age 77 Director since November 2009; Chairman of Compensation Committee since March 2011; Chairman of Governance Committee June 2015-June 2021

Key Qualifications

The Board recognizes that Mr. Sawyer’s expertise in corporate securities law, including his past experience with the Securities and Exchange Commission and extensive knowledge of the management of public companies on various issues such as financing, corporate governance, disclosure issues, executive compensation reporting, and mergers and acquisitions, provide the Board valuable insights regarding governance, regulatory process and law. His experience, background and knowledge are valuable assets to the Board and give him further insight into chairing the Compensation Committee.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	4

Todd E. Siegel Age 66 Director since March 2021; Chairman of the Governance and Nominating Committee since June 2021

Key Qualifications

The Board recognizes Mr. Siegel’s extensive experience as a chief executive, chairman and director of publicly held companies. Mr. Siegel’s broad business background including management and operations, combined with his long relationship with and knowledge of all facets of the Company, makes him an asset to the Board. The Board of Directors believes his experience as a board member for several companies, including service on governance and capital committees, allows Mr. Siegel to bring insight as the chair of the Governance and Nominating Committee.

The affirmative vote of the holders of a plurality of votes properly cast on the proposal at the Annual Meeting is required for the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR the nominees named above.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	5

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth biographical information for at least the last five years as to the business experience of each of the Company’s executive officers and directors.

Directors

Mark D. Gordon has been a director since January 2008, Chairman since June 2019 and Chief Executive Officer since October 2014. He also serves on the Board of Directors of Marine Applied Research and Exploration, a non-profit agency focused on working collaboratively with state and federal agencies to explore and document deep-water ecosystems. Mr. Gordon was Odyssey’s President from October 2007 until June 2019 and Chief Operating Officer from October 2007 until October 2014 after serving as Executive Vice President of Sales. He joined the Company in June 2005 as Director of Business Development. Prior to joining Odyssey, Mr. Gordon started, owned, and managed four different entrepreneurial ventures from 1987 to 2003, including Synergy Networks, which he founded in 1993 and served as Chief Executive Officer until September 2003, when the company was sold to the Rockefeller Group. He continued to serve as President of Rockefeller Group Technology Services Mid Atlantic, a member of Rockefeller Group International, until December 2004. Mr. Gordon received a B.S. degree in Business Administration in 1982 and an M.B.A. degree in 1983 from American University.

Mark B. Justh joined Odyssey’s Board in July 2013 and was appointed as Lead Director in June 2015. Mr. Justh served as the Chairman of the Audit Committee from June 2014 to June 2016 and was re-appointed as Chairman of the Audit Committee in June 2023. He also serves on the Compensation and Governance and Nominating Committees. Mr. Justh is also the CEO of JD Farms, an organic hay and antibiotic free cattle farm, as well as the co-founder of Eaton Hemp, an organic hemp farm, both of which are located in New York state. Mr. Justh served as Managing Director at J.P. Morgan, Hong Kong, for over ten years. Prior to that, Mr. Justh was a Partner at HPJ Media Ventures/DeNovo Capital from 2000 to 2002, where he managed a $25 million fund that made private investments in media properties. From 1994 to 2000 he was a Vice President at Goldman Sachs International, responsible for Institutional Equity Sales coverage of Switzerland and France for U.S. equity products. Mr. Justh earned his A.B. degree in Economics from Princeton University, his M.S. degree in Real Estate Finance from New York University and his M.B.A. degree from INSEAD (France). Mr. Justh was also honorably discharged from the U.S. Army Reserve as a First Lieutenant in the Medical Service Corps.

Jon D. Sawyer joined the Board of Directors in November 2009 and has served as chairman of the Compensation Committee since March 2011. He also served as chairman of the Governance and Nominating Committee from June 2010 to June 2011 and once again from June 2015 to June 2021. He also serves on Odyssey’s Audit and Governance and Nominating Committees. Mr. Sawyer opened his own securities law firm in January 2014 in Denver, Colorado, and he retired from his securities law practice in January 2018. Prior to that he was a practicing securities lawyer with the firm of Jin, Schauer & Saad, LLC in Denver, Colorado, where he worked from March 2009 until December 2013. He started his securities law career working for the Denver Regional Office of the Securities and Exchange Commission as a trial attorney from 1976 to 1979. He worked the next 27 years practicing securities law in private practice, and during this time he served as securities counsel for Odyssey from 1997 to 2006. He was a partner with the Denver law firm of Krys, Boyle, P.C. from November 1996 until June 2007. From June 2007 until March 2009, he was a co-owner and worked full time in various capacities including President and general counsel for Professional Recovery Systems, LLC, a privately held financial services firm engaged in the business of purchasing, selling and collecting portfolios of consumer charged-off debt.

Todd E. Siegel joined the Board of Directors in March 2021 and has served as chairman of the Governance and Nominating Committee since June 2021. He also serves on the Audit and Compensation Committees. He is currently the Chief Executive Officer of Centered Solutions, LLC, an international company that specializes in prescription-based pharmacy automation, workflow software and supply chain integration, a position he has held since 2017. Previously, Mr. Siegel served as President and Chief Executive Officer of MTS Medication Technologies, Inc. from 1993 to 2010. After the company was taken private, he continued to serve as Chief Executive Officer until the sale of MTS to Omnicell in 2012. Mr. Siegel is currently a member of the board of directors of Superior Group of Companies, Inc. (Nasdaq: SGC), where he chairs the Corporate Governance, Nominating and Ethics Committee and serves on the Capital Committee and Compensation Committee.

Executive Officers

John D. Longley (age 57) was appointed President in June 2019 and has served as Chief Operating Officer since October 2014. Previously, Mr. Longley served as Senior Vice President since 2012 and Director of Business Operations since 2005, when he joined the Company. Mr. Longley works with the international research and marine operations departments to identify prospective projects and advance their value through geological, environmental, engineering, and commercial programs for

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	6

mineral extraction in an environmentally responsible way. Prior to joining Odyssey, Mr. Longley served as Vice President of Sales and Marketing for Public Imagery from 2003 to 2005 and Director of Retail Marketing for Office Depot North American stores from 1998 to 2003. Mr. Longley graduated with a B.S. degree in Communications from Florida State University.

There are no family relationships among any of the directors or the executive officers of the Company.

Code of Ethics

Our Code of Ethics applies to our directors, officers, employees, and contractors, including our Chief Executive Officer, Chief Financial Officer, President and Chief Operating Officer and other persons performing similar functions. Within the time period required by the Securities and Exchange Commission (“SEC”) and NASDAQ, we will post on our website any amendment to the Code of Ethics and any waiver applicable to any of our directors, or executive officers. A copy of the Code of Ethics can be found by clicking on the Investors section of our website, www.odysseymarine.com.

Board of Directors and Executive Officers

During the fiscal year ended December 31, 2023, our Board of Directors held five regular meetings, two special meetings and four executive sessions of independent directors. There were also two meetings of special committees comprising directors independent from CIC Limited and AHMSA held during 2023. Each director then in office attended at least 75% of the aggregate number of meetings held by the Board of Directors, its committees and its private sessions during fiscal 2023 except former director Mr. John Abbott, who resigned from the Board of Directors in March 2023. A death in the family caused Mr. Abbott to miss three meetings all held on one day, resulting in his overall attendance being 71%; however, Mr. Abbott attended 100% of all other meetings of the Board of Directors, its committees and its private sessions during his time as Director and Audit Chairman in 2023.

Directors standing for election are expected to attend the Annual Meeting of Stockholders. All of the directors as of December 31, 2023, attended the 2023 Annual Meeting of Stockholders.

Except as otherwise provided in an employment agreement, executive officers are appointed by the Board of Directors to hold office until the next Annual Meeting of the Company, which is expected to be June 10, 2024. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company. With respect to each of the above-named executive officers and directors, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), occurred during the past ten years.

Board Leadership Structure

Under our Corporate Governance Guidelines, our Board does not have a policy regarding whether the roles of Chairman and Chief Executive Officer should be separate because our Board believes it is in the best interests of our Company to retain the flexibility to have a separate Chairman and Chief Executive Officer or, if circumstances dictate, to combine the roles of Chairman and Chief Executive Officer.

Our leadership structure features a non-independent director serving as Chairman of the Board and Chief Executive Officer (Mark D. Gordon), and an independent director serving as Lead Director (Mark B. Justh), and strong, active independent directors serving on and chairing our Board committees. The Board of Directors periodically reviews this structure to determine the most appropriate structure. The Board also plans for the succession of the position of Chief Executive Officer, as well as certain other senior management positions, on an annual basis.

Executive Sessions

Our independent directors meet regularly in executive session without employee-directors or other executive officers present. The Lead Director presides at these meetings. During 2023, the independent directors met four times in executive sessions.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	7

Risk Oversight

It is management’s responsibility to manage risk and to bring material risks to the attention of the Board of Directors. In 2022, an in-house General Counsel with mining experience was added to the management team to lead risk management efforts. Risk assessment and oversight is a key function of our Board of Directors. In meetings in which all members of the Board are in attendance, risk assessment and oversight issues are a frequent topic of discussion and action. Because of its significance, the task of risk assessment and oversight is functionally shared by management, the Audit Committee and the Governance and Nominating Committee.

During 2023, management enhanced its cybersecurity efforts by taking the following actions:

•	moving our systems infrastructure from a local server room and co-location data center to a cloud-based environment to increase our security and data reliability;

•	employing various measures to mitigate user download risks;

•	adding a best-in-class cybersecurity and threat monitoring/detection/response service providing 24/7/365 protection and utilizing both automated and live teams;

•	adding an extra cloud-based data backup service to safeguard our data and to help ensure business continuity and compliance; and

•	requiring all employees and full-time consultants to complete cybersecurity training.

These enhancements were thoroughly discussed with the Board at formal meetings.

The Company’s Environmental, Social and Governance Committee oversees the risks related to environmental, social and corporate governance (“ESG”) strategy, initiatives and policies, including communication with the employees, directors, investors and other stakeholders with respect to the ESG matters. Oversight lies at the Board of Directors level. The Board of Directors relies on the ESG Committee, comprising key senior leaders providing input toward our goals and reviewing opportunities for program enhancement, to set and implement goals and to provide regular updates to and input from the Board of Directors. The ESG Committee meets on a quarterly basis with outside ESG consultants as well tracks crucial data toward achieving our goals.

Our Compensation Committee has concluded that the Company’s incentive compensation plans are not structured toward performance measures that encourage risk-oriented activities by officers and key employees.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	8

Board Diversity

The Company understands and appreciates that a Board of Directors consisting of individuals with diverse personal characteristics, experiences, skills, and attributes contributes positively to corporate governance and enhancing stockholder value. In connection with the recently adopted Nasdaq Listing Rules 5605(f) and 5606, Nasdaq-listed companies are requested to publicly disclose their board-level diversity statistics. Each term used in the table has the meaning given to it in the Nasdaq Listing Rules and related instructions. During 2023, one ethnically diverse independent director and one female non-independent director departed the Board of Directors. This resulted in a statistical loss to our Board of Directors’ diversity. Our directors are focused on considering and improving our diversity when we consider candidates for these board seats, but there is no certainty this goal will be achieved.

Board Diversity Matrix As of March 31, 2024

Total Number of Directors			4
					Did Not
	Female	Male		Non	Disclose
				Binary	Gender
Part I: Gender Identity
Directors		4
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Although the Company has no express diversity policy in the identification of nominees for director, diversity is one of many factors, none of which is assigned any particular weight, that the Board of Directors considers in identifying candidates. Further qualifications are set forth in the Charter and Guidelines of the Governance and Nominating Committee. The Board currently consists of four non-ethnically diverse male directors.

Independence of Board Committee Members

The Company currently has three directors, Mark B. Justh, Jon D. Sawyer and Todd E. Siegel, who are “independent directors” as defined in Rule 5605 of the listing standards of the Nasdaq Stock Market. The Board of Directors affirmatively determined, from its review of the completed Directors and Officers Questionnaires, that each of the current independent directors nominated for election at the Annual Meeting continues to meet the standards for independence under Nasdaq and Exchange Act Rules.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	9

Service on Other Boards of Directors

Our Board of Directors believes that each director of the Company should be allowed to sit on the board of not more than two publicly traded companies without the prior approval of the Board of Directors. It is the position of the Board that approval of a director to sit on more than two boards simultaneously while sitting on Odyssey’s Board will be limited to special circumstances, provided that the arrangement will not interfere with the director carrying out the duties to the Board of the Company. None of our directors currently sits on the board of more than two publicly traded companies.

Director Stock Ownership Policy

To further establish the link between our directors and stockholder interests, the Board of Directors adopted a Director Stock Ownership Policy in 2013. The policy requires each director, within five years of the applicable date, to hold an amount of our common stock valued at four times the amount of the annual retainer for the year the policy first applies to them. The Stock Ownership Policy must be met no later than the fifth anniversary of a director’s initial election or appointment. Each of our current directors has met this requirement.

Insider Trading Policy

Our Insider Trading Policy expressly states that no director, officer, employee, subcontractor, consultant, visitor or business invitee of the Company who is aware of material nonpublic information relating to the Company may, directly or through a family member or other person or entities, (a) buy or sell securities of the Company, or engage in any other action to take personal advantage of that information, or (b) disclose that information to anyone outside of the Company, including family members or friends.

The Company’s Insider Trading Policy, in appropriate circumstances, permits transactions pursuant to a pre-approved trading plan that complies with Rule 10b5-1 to take place during periods in which the individual entering the transaction may have material nonpublic information or during black-out periods.

In March 2023, the Company’s Board of Directors amended our Insider Trading Policy to prohibit hedging and pledging transactions in our common stock by officers, directors, employees and any other person covered by our Insider Trading Policy.

The Company provides mandatory semi-annual training to all directors, employees and full-time consultants regarding the Company’s Insider Trading Policy.

Annual Board Self Assessments

The Board conducts an annual self-evaluation coordinated by the Chairman of the Governance and Nominating Committee. The evaluation process includes multiple layers including a full board evaluation, an evaluation of the Audit Committee by the full board and a self-evaluation by the Audit Committee. In addition, each of the Compensation Committee and the Governance and Nominating Committees conducts an annual self-evaluation. This process helps inform the Governance and Nominating Committee of the director skills and experience qualifications to meet current and anticipated needs of the business. All facets of Board and committee activity are evaluated and discussed during the reporting process.

To protect anonymity and the integrity of the Board evaluation process, our General Counsel compiles the responses into a report on behalf of the Governance and Nominating Committee. The most recent Board self-evaluation process was conducted in March 2024 and reported on in April 2024.

Environmental, Social and Governance (ESG)

Our focus on maintaining accountability, transparency and being a trusted partner is at the core of our mission statement: to provide access to critical resources in an environmentally responsible manner that will bring societal and economic benefit for generations to come. This mission includes a formal consideration of the Environmental, Social and Governance (ESG) factors that are most important for our business and stakeholders: protecting the environment, investing in our people and enhancing diversity, equity and inclusion, supporting our host communities, and doing business in the right way in accordance with our core values.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	10

Oversight and accountability throughout the organization for our ESG initiatives start with our Board of Directors, which consists of highly qualified leaders in their respective fields who bring a range of experiences and perspectives to the Board. At the management level, our ESG Working Group has responsibility for implementing our various ESG initiatives.

Governance aspects including information on Board of Director independence and diversity, our Code of Ethics, and our cybersecurity program are discussed in other sections of this Proxy Statement. This section therefore focuses primarily on ESG highlights in our priority social and environmental-related areas. On our website at www.odysseymarine.com you can find more information on each of these areas.

Environment

All of Odyssey’s current projects involve subsea mineral resource development. Environmental considerations are therefore deeply ingrained into every aspect of our business and operating framework, and we will not proceed with projects unless world-class environmental science supports that resources can be recovered in an environmentally responsible way.

We design our project plans with a goal of achieving leading global standards for environmental responsibility at every stage, beginning with initial research and continuing through exploration. Important considerations during our research phase include limiting sound, minimizing materials released into water columns and striving to avoid incidents of pollutant or harmful toxic materials released into the water column. Each exploration project includes environmental surveys and studies that will inform an Environmental Impact Assessment. Our surveys remain compliant with local jurisdictional requirements and generally follow International Seabed Authority recommendations.

To ensure that our approach is in line with leading global standards, our projects are conducted under the supervision of a Chief Environmental Scientist for environmental management, and a Qualified Person/Competent Person to assure mineral resource confidence. We are also advised by a Seabed Mineral Advisory Board comprised of technical advisors and subject matter experts.

Odyssey maintains compliance with standards for safeguarding health, safety and the environment such as International Organization for Standardization standards. Additionally, Odyssey abides by the codes of conduct, practices and principles of the International Marine Minerals Society (IMMS). Odyssey, along with IMMS and other scientific, governmental and industry leaders, is a part of a broad international consortium currently working to develop the first handbook for ESG in relation to marine minerals projects.

People

We believe our success has always been dependent on our team of professionals who are passionate about the ocean, discovery, and making a difference. Therefore, we invest in our people and cultivate a dynamic, engaging, safe and welcoming workplace that drives innovation, encourages collaboration, and helps our people thrive.

Odyssey has a long tenured team that continues to grow and attract world class experts. We believe this is a testament to our culture of treating our team with respect and providing them with the tools and setting to be productive and innovative. We prioritize well-being, and we strive to provide competitive compensation and benefits that allow employees to maintain a healthy home and work life.

We recognize that our ability to retain and recruit employees with diverse backgrounds and perspectives is critical to drive innovation and to adapt to future challenges. To date, our primary focus has been on gender diversity. Currently, 40% of our Executive Team and 50% of our employees below executive level are female. As we grow our employee base and expand our work in other countries with diverse local communities, we strive to foster an inclusive company culture through increased training and awareness programs such as cultural sensitivity.

Odyssey is committed to maintaining an incident-free, healthy work environment for employees and contractors. Our focus on responsible seafloor exploration includes adhering to international best practices in occupational health and safety, and we maintain risk control measures and use several key performance indicators to measure performance and track progress towards our safety goals.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	11

Community Engagement

Odyssey strives to be a strong partner in the communities where we operate, including the host communities where we operate and those closer to home. We aspire to build and sustain a trusted relationship with these community stakeholders to earn and maintain a social license to operate. We work to achieve this through engaging with the community, local job creation, training and development, as well as being mindful of potential adverse impacts. Our actions are guided by our Code of Ethics, including our anti-bribery and corruption policy, as well as applicable laws. We have also instituted a formal grievance mechanism which is reported to the Board of Directors and the General Counsel.

Committees of the Board

We have three standing committees: the Governance and Nominating Committee, the Compensation Committee, and the Audit Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found in the Investors section of our website, www.odysseymarine.com.

The members of the committees, as of the date of this proxy statement, are identified in the following table:

Name	Audit Committee	Compensation Committee	Governance & Nominating Committee
Mark B. Justh	<	●	●
Jon D. Sawyer	●	<	●
Todd E. Siegel	●	●	<

< Represents Committee Chair

Governance and Nominating Committee

The Governance and Nominating Committee Charter and Guidelines were adopted in May 2006 and have been reviewed, amended and updated by the Board of Directors from time to time as necessary. The Charter was last amended by the Board of Directors in March 2015. The Governance Committee Charter and Guidelines was reviewed during April 2024 with no changes made. A copy of the Governance and Nominating Committee Charter and Guidelines is available on our website at www.odysseymarine.com. The Governance and Nominating Committee presently consists of Mark B. Justh, Jon D. Sawyer, and Todd E. Siegel (Chairman). The purpose of the committee is to provide assistance to the Board of Directors in fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company including (i) identification and recommendation of qualified candidates for election to its Board of Directors and its committees; (ii) development and recommendation of appropriate corporate governance guidelines for the Company; (iii) recommendation of appropriate policies and procedures to ensure the effective functioning of the Board of Directors; (iv) recommendations regarding the appointment of corporate officers and the adoption of appropriate processes to ensure management succession and development plans for the principal officers of the Company and its key subsidiaries; and (v) recommendations regarding proposals submitted by stockholders of the Company. During the fiscal year ended December 31, 2023, the committee held five meetings.

The nomination process for incumbent members of the Board consists of an annual review by the committee in which the committee reviews each member’s (i) ability and willingness to continue service on the Board; (ii) past performance as a member of the Board; and (iii) continued Board eligibility and independence. If a director vacancy arises, the committee shall seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or for election at the Stockholders’ Annual Meeting. A director nominee shall meet the director qualifications as determined by the Board from time to time, including that the director nominee possesses personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. The Governance and Nominating Committee gives consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity. The committee uses a Director Nomination Form and Corporate Director Questionnaire to assess the background and qualification of prospective candidates.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	12

A candidate may be nominated for appointment or election to the Board by the committee or by a stockholder, in compliance with Rule 14a-8, who has continuously held a market value of our common stock by the date it submits the proposal (i) of at least $2,000 not less than three years, (ii) of at least $15,000 for a period not less than two but less than three years, or, (iii) of at least $25,000 for a period of not less than one year but less than two years. Stockholders who wish to recommend persons to the committee for the 2025 Annual Meeting must submit a letter addressed to the Chairman of the Governance and Nominating Committee no later than December 27, 2024, that sets forth the name, age, and address of the person recommended for nomination; the principal occupation or employment of the person recommended for nomination; a statement that the person is willing to be nominated and will serve if elected; and a statement as to why the stockholder believes that the person should be considered for nomination for election to the Board of Directors and how the person meets the criteria to be considered by the Committee described above. Furthermore, aggregation of holdings for the purposes of satisfying the ownership thresholds is not allowed; any stockholder presenting a proposal through a designated representative shall provide documentation clearly indicating the representative is authorized to act on the stockholder’s behalf and to provide a meaningful degree of assurance as to the stockholder’s identity, role, and interest in the proposal; and any stockholder presenting a proposal must state that it is able to meet with the Committee in person or by teleconference between 10 and 30 calendar days after submitting the proposal.

Compensation Committee

The Compensation Committee presently consists of Mark B. Justh, Jon D. Sawyer (Chairman) and Todd E. Siegel, all of whom are independent directors as defined in Rule 5605 of the listing standards of the Nasdaq Stock Market. The Compensation Committee Charter was adopted by the Board of Directors in April 2005 and has been reviewed, amended and updated by the Board from time to time as necessary. The Charter is reviewed annually and was last amended by the Board during November 2023. A copy of the Compensation Committee Charter is available on the Company’s website at www.odysseymarine.com. The Compensation Committee reviews and recommends to the Board compensation plans, policies and benefit programs for employees including stock options, distribution of stock in any form, incentive awards and termination agreements. The Committee sets the compensation arrangements for our executive officers and makes recommendations to the Board regarding the compensation of our independent directors. The Committee may form, and where legally permissible, may delegate authority to subcommittees when the Committee deems it appropriate or desirable to facilitate the operation or administration of the plans or programs. Where legally permissible the Committee may also delegate authority to committees consisting of employees who are not directors when the Committee deems it appropriate or desirable for the efficient administration of employee compensation and benefit plans. During the fiscal year ended December 31, 2023, the Compensation Committee held six meetings.

The Compensation Committee will also consider the annual non-binding stockholder vote on executive compensation in setting executive compensation each year. At our 2023 Annual Meeting, this proposal received a vote of over 95% of the votes cast in favor of approving our executive compensation for 2023.

Audit Committee

The Audit Committee presently consists of Mark B. Justh (Chairman), Jon D. Sawyer and Todd E. Siegel, who are independent directors (as defined in Rule 5605 of the listing standards of the Nasdaq Stock Market and also meet the independence standards of SEC Rule 10a-3(b)(1)). Mr. Justh serves as the Audit Committee Financial Expert. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls. It also facilitates open communication between the Audit Committee, the Board, Odyssey’s independent registered public accounting firm and management. The Audit Committee is responsible for reviewing the audit process and evaluating and retaining the independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee to review and discuss various matters pertaining to the audit, Odyssey’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Odyssey. The Audit Committee is charged with the treatment of complaints for the confidential, anonymous submission by Odyssey employees regarding potential questionable accounting or auditing matters. The Audit Committee has a written charter outlining its duties, responsibilities and practices it follows.

The Audit Committee Charter was adopted in January 2003 and has been reviewed, amended and updated by the Board from time to time as necessary. The Charter and the accompanying Responsibilities Checklist are reviewed annually and were last amended by the Board in March 2023 and reviewed by the Board in April 2024 with no changes made. A copy of the Audit Committee Charter and Responsibilities Checklist is available on the Company’s website at www.odysseymarine.com. During

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	13

the fiscal year ended December 31, 2023, the Audit Committee held a total of six meetings: two executive meetings, with the independent registered public accounting firm without management, and four Audit Committee meetings in which all aspects of its oversight role were discussed. The report of the Audit Committee is included in this Proxy Statement.

The Board of Directors has determined that Mark B. Justh is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. After careful review of his Director and Officer Questionnaire and given his experience, the Board made its determination that Mr. Justh has the attributes of an audit committee financial expert after carefully considering his education, experience, expertise, and other relevant qualifications.

Report of the Audit Committee

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight of the quality and integrity of accounting, auditing and reporting. The role of the Audit Committee includes appointing the independent registered public accounting firm; reviewing the services performed by the Company’s independent registered public accounting firm; approving and reviewing fees of the independent registered public accounting firm; evaluating the accounting policies and internal controls; reviewing compliance with the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and other anti-bribery and anti-corruption policies relevant to the Company; reviewing significant financial transactions; and reviewing compliance with significant applicable legal, ethical and regulatory requirements. Although the full Board of Directors has the ultimate authority for effective corporate governance, including the oversight of corporate management, the Audit Committee’s role also includes inquiring about significant risks, reviewing risk management, and assessing the steps management has taken to mitigate or control these risks.

Our management is responsible for our internal controls and financial reporting process; the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter, which outlines the duties, responsibilities and practices, can be found on our website at www.odysseymarine.com. The Audit Committee has a formal policy to receive complaints from employees regarding internal controls or financial reporting matters. This whistleblower process is communicated to both employees and consultants and is monitored by the Audit Committee chairman.

The Company’s outside independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of Odyssey’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles (GAAP) accepted in the United States. The Audit Committee has reviewed and discussed with the independent registered public accounting firm its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accounting firm under Statement on Auditing Standards 61, as amended (AICPA, Professional Standards Vol. 1, AU Section 380), and as adopted by the PCAOB in Rule 3200T. The independent registered public accounting firm has full and free access to the Audit Committee.

The Audit Committee recognizes the importance of maintaining the independence of Odyssey’s independent registered public accounting firm. The Company prohibits its auditors from performing non-financial consulting services, such as information technology consulting or internal audit services. The Audit Committee has received the written disclosures and the letters from Grant Thornton, LLP dated January 9, 2023, and March 11, 2024, required by applicable requirements of the PCAOB Rule 3526, regarding the independent accountant’s communications with the audit committee concerning independence. The members of the Audit Committee have no financial or personal ties (other than equity ownership and relationships as described in this proxy statement) to Odyssey and all are “financially literate” and “independent” with respect to the Company.

During the preparation of its consolidated financial statements for the three- and nine-month periods ended September 30, 2023, a question arose regarding the historical accounting treatment of the Company’s litigation financing used to fund its pending NAFTA arbitration, as a result of which the Company reevaluated its accounting treatment of the litigation financing and determined that it should be accounted for and classified as a derivative liability on the balance sheet, measured at fair value at each reporting date, with the corresponding change in market value being accounted for in the statement of operations. At the inception of the litigation financing in 2019, the Company, with the assistance of external accounting advisors, concluded that it should account for the litigation financing as a loan payable, and the related accrued interest as a short-term liability, in its consolidated financial statements beginning in the second quarter of 2019.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	14

After evaluating the impact of the accounting and classification change of the litigation financing as a derivative liability instead of as a loan payable on prior- and current-period financial statements, the Audit Committee and the Board of Directors, in consultation with the Company’s management and a “Big Four” firm engaged as our external accounting advisors, concluded on February 20, 2024, that the Company should restate certain of its consolidated financial statements, and that its financial statements included in the Company’s Forms 10-Q for each of the interim periods ended June 30, 2019, through June 30, 2023, and Forms 10-K for each of the years ended December 31, 2019, through December 31, 2022, should no longer be relied upon. We concluded that the error above is consistent with the Company’s existing material weakness in internal control over financial reporting as of June 30, 2023, as previously disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023. The Audit Committee discussed the error with Grant Thornton, as the Company’s current independent registered public accounting firm, and with Warren Averett, LLC, the Company’s former independent registered public accounting firm.

The change in accounting treatment does not reflect any change in the Company’s expectations regarding the outcome of the Arbitration or any amendment or modification of the litigation financing, or of the Company’s anticipated cash flows.

The Company is correcting the error by restating its consolidated financial statements for the fiscal year ended December 31, 2022, and for the interim periods ended March 31, 2023 and 2022, June 30, 2023 and 2022, and September 30, 2022. It will file all of the restated consolidated financial statements, as well as its consolidated financial statements for the period ended September 30, 2023, in a comprehensive Form 10-K for the year ended December 31, 2023. Because the Company’s financial statements for the period ended September 30, 2023, will be included in the comprehensive Form 10-K, the Company will not file a separate Form 10-Q for that period.

In addition, the restated financial statements include adjustments relating to the accounting treatment of certain other transactions that the Company reevaluated in conjunction with its restatement process. All of the adjustments to the consolidated financial statement items for the affected periods are described in expanded disclosure in the consolidated financial statements, including a more detailed description of the restatement and its impact on previously reported consolidated financial statements, included in the Company’s comprehensive Form 10-K for the year ended December 31, 2023. The restated financial statements are being audited or reviewed, as applicable, by Grant Thornton 2023. The restated financial statements are being audited or reviewed, as applicable, by Grant Thornton LLP.

The determinations regarding the change in accounting treatment and the restatements of previously filed financial statements required significantly increased involvement of the Audit Committee. Accordingly, during 2023 and to date in 2024, the Audit Committee met with management and Grant Thornton LLP a total of nine times—three private executive meetings and six regular and special Audit Committee meetings—to discuss the adequacy of our internal controls, qualitative aspects of financial reporting in the accounting principles, the reasonableness of significant judgments and estimates, and the clarity of the disclosures in our financial statements, and discussion of the critical audit matters identified by Grant Thornton LLP in its reports to us included in our Form 10-K for the years ended December 31, 2022 and 2023.

The Audit Committee, in fulfilling its oversight responsibilities, reviewed with management and the independent registered public accounting firm the audited financial statements and the footnotes thereto in the Company’s comprehensive Form 10-K for the fiscal year ended December 31, 2023. The Company’s independent registered public accounting firm is expected to express the opinion that the Company’s audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States and to include a going concern paragraph at the end of an unqualified audit opinion.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the restated audited financial statements for the fiscal year ended December 31, 2022; the restated financial statements for the interim periods ended March 31, 2023 and 2022, June 30, 2023 and 2022, and September 30, 2022; the financial statements for the interim period ended September 30, 2023; and the audited consolidated financial statements for the year ended December 31, 2023, be included in Odyssey Marine Exploration, Inc.’s comprehensive Annual Report on Form 10-K for its 2023 fiscal year for filing with the Securities and Exchange Commission.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	15

Members of the Audit Committee

Mark B. Justh, Chairman

Jon D. Sawyer, Todd E. Siegel

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors through our Corporate Secretary by writing to the following address: Odyssey Marine Exploration, Inc., Attention: Board of Directors, 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609. Our Corporate Secretary will forward all correspondence to the Board of Directors. A stockholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Odyssey Marine Exploration, Inc.’s common stock as of March 31, 2024, by each person known to us to beneficially own more than 5% of our common stock, each director, each named executive officer listed in the “Summary Compensation Table,” other than Mr. Jones, who departed the company July 7, 2023, and all current directors and executive officers as a group. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options and restricted stock units beneficially owned by that person that are exercisable or will be settled within 60 days following March 31, 2024.

Except as described below under “Certain Relationships and Related Party Transactions,” or as otherwise indicated in a footnote, all of the beneficial owners listed have, to our knowledge, sole voting, dispositive and investment power with respect to the shares of common stock listed as being owned by them. Unless otherwise indicated in a footnote, the address for each individual listed below is c/o Odyssey Marine Exploration, Inc., 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609.

Name of Beneficial Owner	Amount of Beneficial Ownership(1)		Percentage of Class

Mark D. Gordon, Chief Executive Officer and Chairman	616,018	(2)	3.0%

John D. Longley, Chief Operating Officer	326,223	(3)	1.6%

Mark B. Justh, Director	286,958	(4)	1.4%

Jon D. Sawyer, Director	122,811	(5)	*

Todd E. Siegel, Director	76,539	(6)	*
Officers & Directors as a Group TOTAL	1,428,549		6.9%

John Addis/ FourWorld Capital Management LLC 7 World Trade Center, Floor 46 New York, NY 10007	4,292,367	(7)	19.85%

FW Deep Value Opportunities Fund I LLC 7 World Trade Center, Floor 46 New York, NY 10007	1,297,063	(7)	6.00%

FourWorld Global Opportunities Fund, Ltd C/O Mourant Governance Services (Cayman) Limited 94 Solaris Avenue PO Box 1348 Grand Cayman, Camana Bay KY, KY1-1108	1,355,941	(7)	6.27%
Sina Toussi/Two Seas Capital LP/Two Seas Capital GP LLC 32 Elm Place 3rd Floor Rye, NY 10580	2,082,638	(8)	9.99%

Greywolf Capital Management LP/Greywolf GP LLC/Jonathan Savitz 4 Manhattanville Rd, Suite 201, Purchase, New York 10577	1,937,824	(9)	9.2%
Greywolf Advisors, LLC 4 Manhattanville Rd, Suite 201, Purchase, New York 10577	1,253,042	(9)	6.0%

Greywolf Distressed Opportunities Master Fund, L.P. C/O Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 S. Church Street, PO Box 10240, Grand Cayman KY1-1002 Cayman Islands	778,707	(9)	3.8%
Greywolf Distressed Opportunities Master QPA Fund, L.P. C/O Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 S. Church Street, PO Box 10240, Grand Cayman KY1-1002 Cayman Islands	474,335	(9)	2.3%

*Indicates less than one percent of common stock.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	17

(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

(2)	Consists of 267,949 shares and 348,069 shares underlying currently exercisable stock options held by Mr. Gordon.

(3)	Consists of 111,896 shares and 214,327 shares underlying currently exercisable stock options held by Mr. Longley.

(4)

Consists of 251,124 shares held by Mr. Justh, 834 shares held by Hybrid Equity Partners LLC, a limited liability company of which Mr. Justh is a member, and 35,000 shares underlying currently exercisable stock options held by Mr. Justh.

(5)

Consists of 70,448 shares held jointly by Mr. Sawyer and his wife, 10,455 shares held by Sawyer Family Partners, Ltd., a limited partnership of which Mr. Sawyer serves as the general partner, and 41,908 shares underlying currently exercisable stock options held by Mr. Sawyer.

(6)	Consists of 39,998 shares and 35,000 shares underlying currently exercisable stock options held by Mr. Siegel.

(7)	Based on Schedule 13G/A filed by FourWorld Capital Management LLC, FourWorld Global Opportunities Fund, Ltd, FW Deep Value Opportunities Fund I LLC, and John Addis on February 28, 2024.

(8)	Based on Schedule 13G/A filed by Sina Toussi, Two Seas Capital LP and Two Seas Capital GP LLC on February 14, 2024.

(9)

Based on Schedule 13G filed by Greywolf Capital Management LP, Greywolf Distressed Opportunities Master Fund, L.P., Greywolf Distressed Opportunities Master QPA Fund, L.P., Greywolf Advisors LLC, Greywolf GP LLC, and Jonathan Savitz on January 4, 2024.

Securities Reserved For Issuance Under Equity Compensation Plans

The following table sets forth information about the Company’s common stock that was available for issuance under all the Company’s existing equity compensation plans as of December 31, 2023:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (# )(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (# )(2)
Equity compensation plans approved by security holders	947,711	4.85	678,339
Equity compensation plans not approved by security holders	-	-	-

(1)	Includes 937,624 stock options and 10,087 restricted stock units under the 2005, 2015 and 2019 Stock Incentive Plans approved by stockholders.

(2)

Includes shares available for issuance under the 2019 Stock Incentive Plan, only. There are no securities remaining available for future issuance under the 2005 Stock Incentive Plan or the 2015 Stock Incentive Plan.

Each outstanding stock option and stock unit may be settled in stock on a one-for-one basis. The weighted average exercise price of the 937,624 stock options is $4.90. The 10,087 restricted stock units have no exercise price. The shares available for issuance under the 2019 Stock Incentive Plan are available for Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights. The 2005 Stock Incentive Plan expired August 3, 2015, and no further grants or awards may be made from the plan. Options or awards then outstanding may be

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	18

vested or exercised until they expire or terminate. The Amended 2015 Stock Incentive Plan expires on January 2, 2025, and will no longer provide additional awards. Options or awards then outstanding may be vested or exercised until they expire or terminate. The 2019 Stock Incentive Plan was approved by the Stockholders in June 2019 and expires on June 3, 2029, after which there may be no further grants or awards of shares remaining in the plan. Options or awards then outstanding may be vested or exercised until they expire or terminate.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	19

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Introduction

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this Proxy Statement.

This section details the objectives and design of our executive compensation program. It includes a description of the compensation provided in 2023 to our executive officers who are named in the Summary Compensation Table and listed below:

Mark D. Gordon	Chief Executive Officer
John D. Longley	President and Chief Operating Officer

Christopher E. Jones	Former Chief Financial Officer

Employment Agreements with Our Named Executive Officers

In August 2014, Odyssey entered into an employment agreement with Mark D. Gordon providing for Mr. Gordon to assume the position of Chief Executive Officer, and Mr. Gordon assumed that position on October 1, 2014. The employment agreement was for an initial term of three years and automatically renews for successive one-year periods unless terminated by Odyssey or Mr. Gordon upon ninety (90) days written notice given prior to the end of the initial term or any renewal term. On November 30, 2016, the employment agreement was amended to reflect the effect of a one-for-twelve reverse stock split and to adjust the exercise prices at which vesting would occur as deemed appropriate by the Compensation Committee. On June 6, 2019, the employment agreement was further amended to extend the vesting period for certain restricted stock units held by Mr. Gordon until September 30, 2020. On August 8, 2021, the employment agreement was further amended to extend the vesting period for certain restricted stock units held by Mr. Gordon to October 1, 2022, at which time the units expired unexercised.

Pursuant to the employment agreement, as amended, Mr. Gordon will be paid a salary of not less than $350,000, subject to review at least annually. Mr. Gordon is also entitled to participate in Odyssey’s annual incentive plan (which provides for a target award of no less than 70.0% of Mr. Gordon’s salary) and Odyssey’s long-term incentive program (which provides for a target value of no less than 125.0% of Mr. Gordon’s salary). Mr. Gordon also received the following equity awards under the employment agreement and Odyssey’s 2005 Stock Incentive Plan:

•	a restricted stock award of 8,333 shares of common stock that vested immediately, having a value of $15.24 per share on the date of grant; and

•

an initial grant of restricted stock units representing 41,667 shares of common stock that would vest in 25.0% increments when the average closing share price of Odyssey’s common stock for any 20 consecutive trading days reaches $12.00, $13.71, $15.43, and $17.14, subject to Mr. Gordon’s continued employment. The restricted shares remained unvested on October 1, 2022, and were forfeited.

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause (as defined in the employment agreement) or by Mr. Gordon with or without good reason (as defined in the employment agreement). If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renewal term, Mr. Gordon will be entitled to receive (a) his salary and earned annual or long-term incentive compensation through the date of termination (the “Accrued Obligations”); (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents until the date he is no longer eligible to receive COBRA continuation coverage. All outstanding unvested stock options and restricted stock awards would become fully vested.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	20

If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renewal term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations.

The employment agreement further provides for the vesting of all outstanding unvested stock options and restricted stock awards upon a change-in-control, which is defined in the employment agreement to include (a) a person or group acquiring 40.0% or more of the fair market value or voting power of the Company’s stock, (b) a person or group acquiring 25.0% or more of the voting power of the Company’s stock during a twelve-month period, and (c) a majority of the members of the Company’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the Board of Directors before the date of election or appointment. If Mr. Gordon’s employment is terminated by him for good reason or by Odyssey without cause (excluding death or disability) within 24 months after a change-in-control, Mr. Gordon will be entitled to receive (w) the Accrued Obligations; (x) an amount equal to 250.0% of his salary and target annual incentive award for the year in which termination occurs; (y) a prorated incentive award or bonus for the year in which termination occurs; and (z) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents until the date he is no longer eligible to receive COBRA continuation coverage. All outstanding unvested stock options and restricted stock awards will become fully vested, with all options being exercisable for the remainder of their full term.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by the Company’s Chief Executive Officer (“CEO”) and the other most highly compensated executive officers for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2023, and 2022. These individuals, including the CEO, are collectively referred to in this Proxy Statement as the “Named Executive Officers” or “NEO”.

2023 SUMMARY COMPENSATION TABLE

				Non-Equity Incentive Plan Compensation ($)(3)
			Option		All Other Compensation ($)(4)
Name and Principal Position (1)	Year	Salary	Awards ($)(2)			Total ($)

Mark D. Gordon, Chief Executive Officer	2023	$503,662	$201,000	$ —	$2,376	$707,038
	2022	$480,250	$336,027	$111,375	$1,152	$928,804

John D. Longley, President and Chief Operating Officer	2023	$295,075	$100,500	$ —	$1,523	$397,098
	2022	$281,250	$161,070	$48,938	$1,058	$492,316

Christopher E. Jones, Former Chief Financial Officer	2023	$153,284	$—	$ —	$307	$153,591
	2022	$280,000	$261,353	$48,938	$15,952	$606,243

(1)	The offices held by each named executive officer are as of December 31, 2023, except for Christopher E. Jones who departed the Company on July 7, 2023.

(2)

The amounts reported reflect the fair value of stock option awards, in accordance with Accounting Standards Codification topic 718 – Stock Compensation (“ASC 718”), awarded under the 2019 Stock Incentive Plan. The 2023 amounts shown for each NEO are the stock option fair value on the date of grant, June 9, 2023. The assumptions made in determining the fair value of the stock options are hereby incorporated by reference to the information under the heading “Stock-Based Compensation” in our comprehensive Form 10-K for the period ended December 31, 2023. The stock options granted vest in one-third of the number of shares awarded on each of June 9, 2024, 2025 and 2026. Once vested, the stock option may be exercised for the number of shares so vested until the expiration of the stock option award.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	21

(3)	There was no Non-equity Incentive Plan component in our executive compensation plan for 2023.

(4)	The amounts shown reflect amounts for life insurance premiums paid by the Company on behalf of each NEO for the fiscal years 2023 and 2022.

Narrative Disclosure for Summary Compensation Table

Oversight of Executive Compensation and Role of Executive Officers in Compensation Decisions

The Compensation Committee oversees our executive compensation program. This includes compensation paid to the NEOs. Our Compensation Committee is made up of independent, non-management members of our Board of Directors. The Compensation Committee is responsible for reviewing, assessing and approving all elements of compensation for NEOs.

The CEO assesses the performance of the NEOs. He then recommends to the Compensation Committee a base salary, performance-based incentives and long-term equity awards at levels for each NEO that are included in the executive compensation plan, including himself, based upon that assessment. The Compensation Committee retained Semler Brossy as outside executive compensation consultants to review our executive compensation program and make recommendations to the Compensation Committee on compensation related matters for 2023. The analysis provided by Semler Brossy regarding base salary, annual incentive plan, 2023 bonus plan, and long-term incentive plan awards were all reviewed and considered by the Compensation Committee in a number of meetings and discussions held from November 2022 through March 2023. Based on this analysis and consultation, the Compensation Committee determined to revise base salary, adopt the 2023 Bonus Plan in lieu of an annual incentive plan, and to provide long-term incentive awards in the form of stock options rather than restricted stock units to our executive officers. The Committee believes these plan features work to retain and incentivize executive officers while eliminating uncertain cash compensation that arise from annual incentive awards and vesting of restricted stock units.

Components and Results of the 2023 Executive Compensation Plan

Base Salaries. Base salary is intended to provide our executive officers a level of assured cash compensation that is reasonably competitive in the marketplace. It is based on the individual’s qualifications and experience with the Company, past performance, taking into account all relevant criteria, value to the Company, and the Company’s ability to pay. Based on the analysis of Semler Brossy, the incremental cost and 2023 market comparison, the Compensation Committee approved increases in Base Salary of 3% to Mr. Gordon and Mr. Longley. The changes to Base Salary effective June 1, 2023, were as follows:

Name	Title	Previous	Increase	June 1, 2023

Mark D. Gordon	Chief Executive Officer	$495,000	$14,850	$509,850

John D. Longley	President and Chief Operating Officer	$290,000	$8,700	$298,700

Annual Incentive Compensation Recognizing the uncertain costs associated with annual incentive compensation, and upon the recommendation of Semler Brossy, the Compensation Committee discontinued the annual incentive compensation plan for 2023 and replaced it with a Special Bonus Plan linked to positive net cash proceeds from the ExO project as described below.

2023 Special Bonus Plan

On September 8, 2023, the Compensation Committee approved the 2023 Special Bonus Plan (the “Bonus Plan”) for Odyssey’s full-time employees, including the chief executive officer and the other named executive officers, who meet the eligibility requirements set forth in the Bonus Plan. The Bonus Plan was approved in lieu of a traditional cash annual incentive plan for employees for 2023 in recognition of the significant dedication, work and sacrifice of Odyssey’s employees (including eligible employees under the Bonus Plan) to achieve a positive outcome for Odyssey with respect to Exploraciones Oceánicas S. de R.L. de C.V. (“ExO”), to continue to achieve success in other areas of the business with limited resources, and to incentivize the team to continue its efforts to maximize any monetary outcome with respect to ExO.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	22

Pursuant to the Bonus Plan, individuals who were employed by Odyssey for the full year ending December 31, 2023, or whose employment or separation agreements indicate their eligibility to participate in the Bonus Plan, will be entitled to a one-time special cash bonus payment (a “Special Bonus”) if Odyssey profits significantly from its ownership of ExO, including pursuant to an award in the NAFTA arbitration case by Odyssey and ExO pending against the United States of Mexico. Any Special Bonus will be payable by Odyssey only if all of the following conditions are met within specified timeframes:

•

either (a) the tribunal in the pending arbitration issues a decision in favor of and a monetary award to Odyssey and/or ExO (an “Award”); or (b) Odyssey enters into an agreement pursuant to which Odyssey is entitled to receive a monetary payment (a “Settlement”) relating to ExO or its mineral licenses; and

•

Odyssey receives cash payments from any combination of (a) a dividend or distribution resulting from an Award or Settlement based on its indirect ownership interest in ExO; (b) an Award or Settlement, or any agreement to monetize an Award; or (c) repayment of certain promissory notes issued by or relating to ExO; and

•

the aggregate net cash payments received by Odyssey, after payment of or reservation of cash for all legal and other expenses, including litigation financing for the Arbitration, and all of ExO’s outstanding liabilities, equal at least $10 million. Odyssey has estimated that the amount of a monetary award or settlement amount would need to be at least $200 million for this condition to be satisfied.

If the Special Bonus conditions are satisfied, a Special Bonus will be payable to each eligible employee within 60 days of Odyssey’s receipt of the cash payments. The amount of the Special Bonus payments will be based on the amount of the net cash payment amount received by Odyssey. The Bonus Plan provides for various bonus pool amounts and percentages of each eligible employee’s salary based upon the amount of net cash payments received, and range from a pro rata share of an aggregate bonus pool of $750,000 if the net payments to Odyssey equal at least $10 million, to an amount equal to up to 40% of each eligible employee’s salary if the net payments to Odyssey equal at least $50 million, to a maximum amount equal to up to 250% of each eligible employee’s salary if the net payments to Odyssey equal at least $400 million. At each payment level, the aggregate Special Bonus paid would equal approximately 2% or less of the net proceeds received by Odyssey.

Because there has been no finding or decision by the NAFTA arbitration tribunal to date, there has been no estimate of potential future awards under this plan.

Long-Term Equity Incentive Awards. Long-term equity incentive (“LTI”) awards are designed to align a significant portion of total compensation with our long-term goal of increasing the value of the Company. These equity awards are designed to reward longer-term performance and facilitate equity ownership. The value of these targets is set by the Compensation Committee based on the individual’s qualifications and experience with the Company, past performance of duties and value to the Company. The Compensation Committee granted stock options for the 2023 long-term incentive component of executive compensation to our NEOs. The compensation value reported for the long-term incentive awards is the ASC 718 fair value on June 9, 2023, the grant date of the awards.

On June 9, 2023, Compensation Committee awarded grants of stock options with three-year service vesting to the following NEOs:

		2022 Long-Term Incentive Awards (1)
Name	Position	Stock Option (shares)(2)

Mark D. Gordon	Chief Executive Officer	100,000

John Longley	President and Chief Operating Officer	50,000

(1)	The long-term incentive stock option awards made from the 2019 Stock Incentive Plan are valued based upon the ASC 718 fair value on the grant date, June 9, 2023, which was $2.01.

(2)

Each stock option may be exercised for the purchase of one share of common stock at an exercise price of $3.53 per share. The options expire on June 9, 2028. The stock options vest in increments of one-third on each of June 9, 2024, 2025 and 2026.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	23

The following table includes the actual long-term incentive awarded on June 9, 2023, as a percentage of base salary in effect at the date of the award.

Name	Position	Actual Long-Term Incentive Award as % of 2023 Base Salary

Mark D. Gordon	Chief Executive Officer	28.4%

John D. Longley	President & Chief Operating Officer	25.3%

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	24

Pay Versus Performance Table
The following table sets forth information regarding the executive compensation actually paid to the Company’s Chief Executive Officer (“CEO”), the average of the executive compensation actually paid to the other two NEOs included in the 2023 Summary Compensation Table and the total shareholder return and net income for the fiscal years ended December 31, 2021, 2022 and 2023.
2023 PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(4)	Net Income (5)
2023	$707,038	$648,084	$275,345	$202,934	$65.49	$5,345,819
2022	$928,804	$919,365	$549,280	$590,976	$54.65	$(22,079,859)
2021	$1,339,196	$800,380	$661,240	$463,407	$73.24	$(9,956,395)

(1)	Mark D. Gordon, Chief Executive Officer, is the PEO for each year ended December 31, 2023, 2022 and 2021.

(2)
John D. Longley, President and Chief Operating Officer, and Christopher E. Jones, who served as Chief Financial Officer until July 7, 2023, are the two NEOs included in the calculation of the average executive compensation actually paid to our non-PEO
NEOs for the fiscal year ended December 31, 2023. Christopher E. Jones and John D. Longley were the two NEOs included in the calculation of the average executive compensation actually paid to our non-PEO
NEOs for the year ended December 31, 2022. John D. Longley and Laura L. Barton, former Chief Business Officer, were the two NEOs included in the calculation of the average executive compensation actually paid to our non-PEO
NEOs for the year ended December 31, 2021.

(3)	The adjustment to executive compensation actually paid to Mr. Gordon, our PEO, and all other Non-PEO NEOs for the applicable years ended December 31, 2023, 2022 and 2021 consist of:

Adjustments	PEO			Average non-PEO NEOs
	2023	2022	2021	2023	2022	2021
Deduction for amounts reported under “Stock Awards” & “Option Awards” in the Summary Compensation Table for applicable FY	$(201,000)	$(366,027)	$(654,003)	$(50,250)	$(211,212)	$(299,999)

Increase for ASC 718 fair value of Awards granted during applicable year that remain unvested as of applicable year end, determined as of applicable year end date	$279,000	$246,877	$479,664	$69,750	$118,338	$220,028

Increase for ASC 718 fair value of Awards granted during applicable year that vested during the applicable year, determined as of the vesting date	$-	$388,879	$-	$-	$158,099	$-

Increase/Deduction for Awards granted during the prior fiscal year that were outstanding as of the applicable fiscal year end, determined by the change in ASC 718 fair value from prior year end to applicable year end date	$(13,927)	$(149,992)	$(364,477)	$(3,500)	$(38,228)	$(117,861)

Increase/Deduction for Awards Granted during the prior fiscal year that vested during the applicable FY, determined by the change in ASC 718 fair value from prior YE to vesting date	$(123,027)	$57,493	$-	$(29,241)	$14,699	$-

Deduction for ASC 718 fair value of Awards Granted during a prior fiscal year that were forfeited during the applicable FY, determined as of the applicable year end date.	$-	$(216,668)	$-	$(59,169)	$-	$-

(4)
The total shareholder return is based on an investment of $100 in the company common stock on December 31, 2020. The closing stock price of our common stock used in the calculation of total shareholder return were, as of December 31, 2020, 2021, 2022 and 2023, $7.10, $5.20, $3.88 and $4.65 respectively.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	25

(5)
The net loss for the years ended December 31, 2021, 2022 and 2023, are from the audited financial statements contained in the comprehensive Form
10-K
to be filed with the SEC for the year ended December 31, 2023.

The following chart illustrates the relationship between executive compensation actually paid to our PEO and the average of the executive compensation actually paid to our non-PEO
NEOs for the years ended December 31, 2023, 2022, and 2021 to the total shareholder return based on an initial investment of $100 in our common stock as of December 31, 2020.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	26

The following chart illustrates the relationship between executive compensation actually paid to our PEO and the average of the executive compensation actually paid to our non-PEO
NEOs for the years ended December 31, 2023, 2022, and 2021 and net profit or loss for the years ending December 31, 2023, 2022, and 2021 reported in our audited financial statements contained in our comprehensive Form
10-K
to be filed with the SEC for the year ended December 31, 2023.

Other Policies and Practices Related to Executive Compensation
Compensation Recovery (“Clawbacks”)
.
We adopted a clawback policy in 2013 that applied to performance-based compensation linked to our reported financial results. During August 2023, our Board of Directors approved and adopted an updated
Policy for the Recovery of Erroneously Awarded Compensation
(“Clawback Policy”) to provide for the recovery of erroneously awarded Incentive-based compensation (including any award of options, PSUs or RSUs) from Executive Officers in accordance with the applicable rules of The Nasdaq Stock Market and the Securities and Exchange Act of 1934. Under this policy, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we will reasonably promptly recover from any executive officer Erroneously Awarded Compensation granted, earned, paid or that became vested during the three-year period preceding the date on which we are required to prepare an accounting restatement.
Retirement Plans and All Other Compensation.

Odyssey does not have any deferred compensation or retirement plans. Our officers participated in non-discriminatory
life and health insurance plans as did all other employees.
Life Insurance Benefits Payable upon Death of Our NEOs.

At December 31, 2023, there were life insurance policies that would have paid the following benefits upon the death of our NEOs as follows:

Named Executive Officer	Life insurance benefits payable upon the death of our NEOs as of December 31, 2023
Mark D. Gordon	$300,000
John D. Longley	$290,000

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	27

Outstanding Equity Awards at 2023 Year-End
The following table shows the number of shares of common stock covered by outstanding stock option awards that are exercisable and unexercisable as of December 31, 2023. There were no shares of common stock covered by unvested restricted stock awards for our NEOs as of December 31, 2023.
2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable

Mark D. Gordon
	39,333	—	$12.48	12/31/2024	(1)
	208,736	45,718	$3.60	12/09/2027	(2)
	—	100,000	$3.53	6/9/2028	(3)

John D. Longley
	4,167	—	$12.84	12/31/2024	(4)
	17,917		$12.48	12/31/2024	(5)
	92,243	21,915	$3.60	12/9/2027	(6)
	—	50,000	$3.53	6/9/2028	(7)

(1)	This option vested as to 13,111 shares on December 31, 2015, and in 1/36 th of the award monthly thereafter.

(2)	These options vested as to 117,300 shares on December 9, 2022, 45,718 shares on each of December 20, 2022 and 2023, and will vest in 45,718 shares on December 20, 2024.

(3)	These options will vest in 33,333 of the shares indicated on each of June 9, 2024 and 2025 and 33,334 shares on June 9, 2026.

(4)	This option vested in one-third increments of 1,389 shares on each of October 6, 2015, 2016 and 2017.

(5)	This option vested as to 5,972 shares on December 31, 2015, and in 1/36 th of the award monthly thereafter.

(6)	These options vested as to 48,415 shares on December 9, 2022, 21,914 shares on each of December 20, 2022 and 2023, and will vest in 21,915 shares on December 20, 2024.

(7)	These options will vest in 16,666 shares on each of June 9, 2024 and 2025 and 16,667 shares on June 9, 2026.
Potential Payments Upon Termination or Change in Control
Change in Control
Mr. Gordon has a written employment agreement that provides for payments at, following, or in connection with a change-in-control
of the Company or termination. There are no other employment contracts or agreements, whether written or unwritten, with our other NEOs. Under our stock incentive plans, the Compensation Committee has the discretion, but not the obligation, to accelerate the vesting or to compensate holders of otherwise unvested stock incentives in the event of a change in control. Only options or restricted stock awards not assumed by the entity taking control are subject to potential acceleration of vesting under a change in control
.
Termination
Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause or by Mr. Gordon with or without good reason on 90 days’ written notice. If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	28

with good reason, as a result of Mr. Gordon’s disability, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renewal term, Mr. Gordon will be entitled to receive (a) the Accrued Obligations; (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents. All outstanding unvested stock options and restricted stock awards will become fully vested. If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, as a result of Mr. Gordon’s death, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renewal term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations. Payments that would have been due to Mr. Gordon and the value of equity awards that would have vested had he been terminated on December 31, 2023, are shown in the table below.

Severance Benefit Due to Mr. Gordon Upon Termination	Without Cause; For Good Reason; Disability; Company Non-Renewal $	For Cause; Without Good Reason; Death; Mr. Gordon Non-Renewal $	Severance Benefit Due to Mr. Gordon Upon Change In Control $
Accrued Obligations (1)	-	-	-
Cash Severance	1,886,445(2)	-	2,358,058(5)
Equity (3)	379,177	-	377,177
COBRA (4)	32,191	-

(1)
The Accrued Obligations may consist of (i) base salary through date of termination, (ii) annual incentives earned prior to year of termination, (iii) the value of unused vacation accrued though date of termination, or (iv) reimbursement of unreimbursed reasonable business expenses.

(2)
The Cash Severance consists of two times the sum of Mr. Gordon’s base salary in effect on December 31, 2023, and his target annual incentive award which is calculated at 85.0% of base salary, calculated as follows: 2 x ($509,850 + $433,373).

(3)
On December 31, 2023, Mr. Gordon had 254,454
in-the-money
stock options with an exercise price of $3.60 per share and 100,000 in-the-money
stock options having an exercise price of $3.53 per share. The closing price of our common stock on December 31, 2023 was $4.65 per share.

(4)	COBRA payments are estimated over an 18-month period and would be reimbursable to Mr. Gordon on a monthly basis.

(5)
The Cash Severance for Termination due to a Change in Control consist of two-and-one-half
times the sum of Mr. Gordon’s base salary in effect on December 31, 2023, and his target annual incentive award which is calculated at 85.0% of base salary, calculated as follows: 2.5 x ($509,850 + $433,373).

Director Compensation
The Compensation Committee approved a 2023 Board of Directors Compensation Plan for directors who are not our employees under which they would be entitled to receive the following compensation for their service on our Board of Directors:

•	Annual retainer of $40,000 per director. Additional annual retainers as follows for chairmanship duties:

Lead Director	$15,000

Audit Committee Chairman	$10,000

Compensation Committee Chairman	$ 5,000

Governance and Nominating Committee Chairman	$ 5,000

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	29

•	An equity component valued at $45,000 per director in the form of stock or option awards from the Company stock incentive plan.

•	We do not pay amounts that would be classified as perquisites or other compensation to our directors, and there are no existing or potential change-in-control, retirement or legacy obligations.
We began 2023 having five independent directors who served until our annual meeting of stockholders on June 5, 2023. We have had three independent members of our board of directors since that date.
The table below indicates the amounts earned by each independent director and former independent director at December 31, 2023, for 2023:
2023 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Equity Award($)(6)	Total ($)
John C. Abbott(1)	$21,566	$18,750	$40,316
Mark B. Justh(2)	$65,000	$45,000	$110,000
James S. Pignatelli (3)	$17,253	$18,750	$36,003
Jon D. Sawyer(4)	$45,000	$45,000	$90,000
Todd E. Siegel(5)	$45,000	$45,000	$90,000

(1)	Mr. Abbott served as a director until June 5, 2023 and held 11,418 stock options outstanding as of December 31, 2023.

(2)	Mr. Justh held 5,000 stock options as of December 31, 2023.

(3)	Mr. Pignatelli served as a director until June 5, 2023.

(4)	Mr. Sawyer had 11,908 stock options as of December 31, 2023.

(5)
Mr. Siegel elected to receive 3,160 shares of common stock and 6,541 stock options with a fair value of $22,500 in lieu of $22,500 of cash compensation earned for 2023. Mr. Siegel held 6,541 stock options outstanding as of December 31, 2023.

(6)
Each director received 5,311 shares of common stock with a fair market value of $3.53 per share during June 2023, and each of Mr. Justh, Mr. Sawyer and Mr. Siegel received 10,057 stock options with a fair market value of $2.61 during January 2024 in satisfaction of the equity component of director compensation for 2023. These stock options were included in an aggregate award of 30,000 stock options per director, 19,943 of which were awarded as 2024 director equity compensation. Each of these options has an exercise price of $4.65 per share and a term of five years.

Director Compensation for 2024
Director compensation for 2024 is expected to remain generally the same as 2023 director compensation with stock options making up the equity component of director compensation. Directors will have the choice of accepting their retainers in cash or equity. The equity component has been increased due to providing stock options in lieu of restricted stock awards for 2024. The following table provides an estimate of director compensation for 2024:
2024 ESTIMATED DIRECTOR COMPENSATION

	Lead Director	Audit Chair	Compensation Chair	Governance Chair	Committee Member Only(2)
Total retainer	$60,000	$50,000	$45,000	$45,000	$40,000
Estimated equity value (1)	$52,000	$52,000	$52,000	$52,000	$52,000
Estimated total compensation	$112,000	$102,000	$97,000	$97,000	$92,000

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	30

(1)
Equity awards are determined by the Board of Directors and may be in stock options or restricted stock awards. During January 2024, Mr. Justh, Mr. Sawyer and Mr. Siegel each received 19,943 stock options valued at $2.61 per share as the equity component of 2024 director compensation. Each option is exercisable for one share of common stock at an exercise price of $4.65 per share. The options have a five-year term.

(2)	Assumes no chair duties
Certain Relationships and Related Party Transactions
The Board of Directors has a written policy and procedures for the review, approval or ratification of transactions with executive officers, directors and nominees for director, any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, and immediate family members of these parties. In general, the policy provides certain transactions with these related persons are subject to the review, approval and/or ratification of the disinterested members of the Board of Directors. All proposed or completed related party transactions are to be reported to our Disclosure Committee no later than the end of the current quarter and the Disclosure Committee will present the transaction to the Board of Directors for review, ratification or approval. If ratification of a transaction is not forthcoming, management must make all reasonable efforts to cancel or annul that transaction. If a transaction with a related party is entered into without the pre-approval
of the Board of Directors, it shall not be deemed to violate these policies and procedures, or be invalid or unenforceable, so long as the transaction is brought to the Board of Directors for ratification as promptly as reasonably practical after it is entered into or brought to the Company’s attention. The Board of Directors may use any process and review any information that it determines is reasonable to determine if a transaction is obtained in a comparable arm’s length transaction with a third party unrelated to the Company.
In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.
Our Board of Directors annually reviews all transactions and relationships including any disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.
During fiscal year 2023, we had transactions, arrangements and relationships with entities with which some of our related persons, specifically certain of our directors, are affiliated. In accordance with the procedures in the Company’s policy, the Board of Directors reviewed and determined the following related persons had no direct or indirect material interest in those transactions, arrangements and relationships.
CIC Limited
We currently provide services to and own approximately 14.8% of the equity interests in a deep-sea
mineral exploration company, CIC Limited (“CIC”). Odyssey’s lead director, Mark B. Justh, made an investment into CIC’s parent company and indirectly owns approximately 11.5% of CIC. We believe Mr. Justh’s indirect ownership in CIC does not impair his independence under applicable rules and Odyssey’s board of directors has formed a special committee to address any matters relating to CIC. We are providing services to CIC in accordance with the terms of a Services Agreement pursuant to which Odyssey provides certain back-office services to CIC in exchange for a recurring monthly fee, as well as other deep-sea
mineral related services on a cost-plus profit basis and is compensated for these services with a combination of cash and equity in CIC.
Pignatelli
On July 15, 2021, MINOSA assigned $404,633 of its indebtedness with accumulated accrued interest of $159,082 to James Pignatelli, then a director of the Company, under the same terms as the original agreement, and that indebtedness continued to be convertible at a conversion price of $4.35. This transaction was reviewed and approved by the independent members of the Company’s board of directors. On March 6, 2023, this note was terminated and Odyssey issued a new note. Mr. Pignatelli’s term as a director of the Company expired in June 2023.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	31

Ocean Minerals, LLC
We also provide services to a
deep-sea
mineral exploration company, Ocean Minerals, LLC (“OML”), in which we hold approximately 6.28% of the equity interests. We are providing these services to OML pursuant to the Contribution Agreement that provides for deep-sea
mineral related services on a cost-plus profit basis and will be compensated for these services with equity in OML.
Salvage Agreement
We hold a 40% interest in potential proceeds under a salvage agreement from our legacy shipwreck business. A company controlled by Mr. Justh obtained the right to the remaining 60% of those proceeds from an unrelated third party in exchange for the obligation to pay up to $1.0 million in legal expenses relating to the recovery of the proceeds, pursuant to a funding arrangement to which we are also a party. Odyssey and Mr. Justh’s controlled entity will be responsible for any remaining legal costs on a pro rata basis.
Oceanica and ExO
Odyssey and its subsidiary, Oceanica Marine Operations S.R.L. (“OMO”), hold three notes (the
“Oceanica-ExO
Notes”) issued and/or guaranteed by our majority-owned subsidiaries, ExO and Oceanica in the aggregate principal amount of approximately $23.0 million, which was advanced to ExO and Oceanica to fund working capital, exploration and legal expenses. In addition, Odyssey provides management and administrative services to ExO and funds ExO’s ongoing administrative expenses pursuant to a services agreement in exchange for a recurring monthly fee and reimbursement of funded amounts. Certain of Odyssey’s former and current directors and officers are also directors or officers of ExO and Oceanica.
Shareholders
We have entered into financing transactions with certain shareholders that hold more than five percent of our issued and outstanding Common Stock. FourWorld Capital Management LLC and its affiliates (“FourWorld”) beneficially own approximately 19.85% of our Common Stock. Funds managed by Two Seas Capital LP (“Two Seas”) own 9.99% of our Common Stock after giving effect to the 9.99% beneficial ownership limitation applicable to warrants held by its funds. Greywolf Opportunities Master Fund II LP and its affiliates (“Greywolf”) beneficially own approximately 9.2
0
% of our Common Stock.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	32

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Warren Averett LLC served as our independent registered public accounting firm for fiscal year ended December 31, 2022. The Audit Committee appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023 and has retained Grant Thornton LLP to continue as our auditors for fiscal year ending December 31, 2024. During our review of the financial statements for the period ending September 30, 2023, we identified an error in the historical accounting treatment of our litigation financing arrangement that resulted in the Board of Directors and Audit Committee determining on February 20, 2024 that our financial statements for and the periods ended March 31, 2022 and 2023, June 30, 2022 and 2023, September 30, 2022, and the year ended December 31, 2022 would be restated. The Audit Committee appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, to review and audit the restatement of our 2022 financial statements.

Representatives of Grant Thornton LLP may be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

In the event the stockholders fail to ratify the selection of Grant Thornton LLP, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Independent Public Accounting Firm’s Fee

The following is a summary of the fees billed to us by Warren Averett, LLC and Grant Thornton LLP for professional services rendered for the fiscal years ended December 31, 2022 and 2023:

Fee Category	2023	2022	2022
		Warren Averett	Grant Thornton
Audit Fees(1)	850,000	$172,000	200,000
Audit-Related Fees(2)		5,500
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$850,000	$177,500	$200,000

(1)

Audit Fees consist of fees for the audit of Odyssey’s consolidated financial statements in our Annual Report on Form 10-K, review of Odyssey’s interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings and engagements. Audit fees are as of March 31, 2024, and additional amounts will be incurred prior to the date on which the Company files the Form 10-K with the SEC.

(2)	Audit-Related Fees consist of fees related to a PCAOB Audit.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	33

Independence of Principal Accountant and Other Audit Committee Considerations

The Audit Committee reviews at least annually the independent auditors’ qualifications, performance and independence including that of the lead partner. On January 9, 2023, and on March 11, 2024, our Audit Committee received written confirmation from Grant Thornton LLP that the firm is independent of the Company in compliance with PCAOB Rule 3526 and in compliance with Rule 3520 within the meaning of the federal securities laws administered by the Securities and Exchange Commission.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Certified Public Accounting Firm

The Company’s independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company’s principal accountant be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. The Audit Committee must pre-approve the engagement of the Company’s principal accountant to provide both audit and permissible non-audit services. No non-audit services were provided by the independent registered public accounting firm during the past two fiscal years.

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. Discretionary broker voting is allowed. Abstentions will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Grant Thornton LLP to serve as our independent registered certified public accounting firm for the fiscal year ended December 31, 2024.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	34

PROPOSAL NO. 3: AMENDING THE 2019 STOCK INCENTIVE PLAN

General

On March 26, 2019, the Board of Directors adopted and approved the 2019 Stock Incentive Plan (the “2019 Plan”), which was approved by our stockholders on June 3, 2019. The 2019 Plan permits the grant of options, restricted stock units, restricted stock awards, and stock appreciation rights (collectively, “awards”) to attract and retain employees, officers, consultants, and directors and to align their interests with those of our stockholders. As adopted and approved, the 2019 Plan authorized 800,000 shares for issuance of awards. On March 7, 2022, our Board approved an amendment to the 2019 Plan to increase the number of shares reserved for issuance to 2,400,000 shares which was approved by the Company’s stockholders June 13, 2022. The share pool approved by stockholders has been sufficient for awards through 2024 for our current employees, officers and directors as it was designed to be.

Proposed Amendment

On April 24, 2024, our Board of Directors adopted, subject to stockholder approval, an amendment to the 2019 Plan to add 2,000,000 shares of common stock to the plan. Proposal 3 seeks stockholder approval of this amendment.

Our Board of Directors believes that it is desirable to increase the number of shares available for issuance under the 2019 Plan to provide adequate equity incentives to our employees, consultants, professionals, and service providers. When the 2019 Plan was amended in 2022, there were 2,400,000 shares of common stock authorized for issuance under the 2019 Plan. As of April 1, 2024, there had been 726,908 shares issued under the 2019 Plan for the exercise of stock options and awards, 221,335 shares forfeited, and 1,376,418 shares were subject to outstanding stock options and stock awards. As a result, 75,339 shares were available for future grants under the 2019 Plan as of April 1, 2024. While we do not anticipate additional awards to our current employees, officers or consultants during 2024, we do not believe the remaining shares available in the 2019 Plan are sufficient to meet our compensation requirements for new hires and to fill new board seats during 2024 and to attract and retain employees, officers, consultants and directors beyond then.

Vote Required

The affirmative vote of a majority of the votes properly cast on this proposal will be required to approve the proposed amendment to the 2019 Plan. Abstentions and broker non-votes will have no effect on this proposal.

Purpose of the 2019 Plan

Equity-based compensation plays an important role in our pay-for-performance philosophy. The purpose of the 2019 Plan is to provide employees, directors and consultants (together “participants”) with long-term exposure to the Company’s future growth, align employees’, consultants’ and directors’ interests with those of our stockholders and discourage imprudent risk-taking by rewarding participants for sustained share price improvement over the long term.

In assessing the appropriate terms for the 2019 Plan, and the importance of equity as a component of our compensation program, our Board of Directors determined to incorporate certain corporate governance best practices in the 2019 Plan to promote the interests of our stockholders including:

•	No “evergreen” share reserve

•	Prohibits liberal share recycling

•	No repricing permitted without stockholder approval

•	All options and stock appreciation rights must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant

•	No stock option reload features

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	35

•	No excise tax gross-up protection features

•	No transfers of awards for value

•	Double trigger equity vesting acceleration subsequent to a Change-in-Control

•	Dividends and dividend equivalents shall accrue and be paid only if and to the extent the common stock underlying the Award become vested or payable

The 2019 Plan amendment to increase the reserve by 2,000,000 new shares for issuance pursuant to Awards constitutes approximately 9.8% of our outstanding shares of common stock. Based on forecasting of the number of shares likely needed for newly hired employees, consultants and executives as well as our current employees, executives and Board members, the Board of Directors anticipates that the number of shares available under the 2019 Plan following approval of the amendment will provide sufficient shares for equity awards for approximately the next 3 years depending on a number of factors, including the number of employees receiving equity awards, the prevailing price per share of our common stock, the methodology used to value and determine the size of equity awards, and the mix of award types provided to participants.

We Carefully Manage the Use of Equity Awards

The following table summarizes information regarding awards outstanding and shares of our common stock remaining available for grant under the equity compensation plans as of April 1, 2024:

As of April 1, 2024:
Total number of shares of common stock subject to outstanding stock options	1,366,331

Weighted-average exercise price per share of outstanding stock options	$4.80
Weighted-average remaining term of outstanding stock options (in years)	3.9

Total number of shares of common stock subject to outstanding full value awards	10,087

Total number of shares of common stock available for grant under the 2019 Plan	75,339

We believe that the dilution level resulting from approval of Proposal 3 is in the best interest of our stockholders. Using data available as of April 1, 2024, we have calculated the potential dilution to stockholders resulting from approval of Proposal 3 to be 6.6% overhang.

Overhang is a measure of potential dilution, which we define as the sum of (a) the total number of shares underlying all equity awards outstanding and (b) the total number of shares available for future award grants, divided by the sum of (x) the total number of shares underlying all equity awards outstanding, (y) the total number of shares available for future awards and (z) the number of shares outstanding.

Historic Equity Usage

As part of our ongoing review of our compensation plans, we calculate our annual “burn rate” to help us determine, among other things, the expected remaining life of our equity incentive plans based on the current number of outstanding shares. Burn rate is calculated by dividing the aggregate number of stock options and full-value awards granted during the year by our basic weighted average common shares outstanding during the year. The following table provides detailed information regarding the activity related to our equity incentive plans and weighted average ordinary shares outstanding for the three fiscal years ended on December 31, 2021, 2022 and 2023:

Award Type	FY 2021	FY 2022	FY 2023
Stock Options Granted	N/A	621,348	264,458
Full-Value Awards Granted	254,559	177,661	77,976
Basic Weighted. Avg. Common Shares Outstanding	13,296,687	17,310,915	19,943,633
Annual Burn Rate	1.91%	4.62%	1.72%
Three Year Average Burn Rate (FY 2021-2023)			2.75%

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	36

We believe that we have effectively managed our equity burn rate. When we asked our stockholders to approve the 2022 amendment to the 2019 Plan, our Board of Directors committed to our stockholders that the share reserve would last approximately 3 years. That share request was used for awards for 2022, 2023 and 2024 as anticipated. Looking forward, we believe the additional shares requested in Proposal 3 will last approximately 3 years.

Material Features of the Stock Incentive Plan

The material features of the 2019 Plan are described below. A copy of the 2019 Plan was filed with the Securities and Exchange Commission (“SEC”) as Appendix A to the 2019 definitive proxy materials on Schedule 14A. The filing can be accessed at www.sec.gov or on the Company’s web site at http://www.odysseymarine.com/secfilings.php where a link is provided. In addition, stockholders who wish to request a paper copy of the 2019 Plan may send correspondence to the Corporate Secretary, Odyssey Marine Exploration, Inc., 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609.

The purpose of the 2019 Plan is to assist us in retaining employees, consultants, professionals, and service providers who provide services to the Company in connection with, among other things, our management, marine operations, corporate communications, research, geological services, business development and our obligations as a publicly held reporting company. In addition, we expect to benefit from the added interest that the participants will have in the welfare of our Company as a result of their ownership or increased ownership of our common stock. In the past we have utilized grants of stock options and stock awards to reduce the cash expense of compensating persons we deem to be important to the ongoing success of our Company. We have also used stock awards and stock options as a tool to promote long-term retention of our officers and key personnel. This afforded us the ability to utilize more of our cash for ongoing operations. We believe this is still a valid approach and an important component of our compensation planning.

The 2019 Plan authorizes the grant of up to 2,400,000 shares of common stock (subject to adjustment for stock splits and similar capital changes) in connection with restricted stock awards, incentive stock option grants and non-qualified stock option grants. Employees and, in the case of non-qualified stock options, directors, consultants or any affiliate are eligible to receive grants under the 2019 Plan. As of April 1, 2024, there were 726,908 shares issued under the 2019 Plan for the exercise of stock options and awards, 221,335 shares forfeited, and 1,376,418 shares were subject to outstanding stock awards. As a result, 75,339 shares were available for future grants under the 2019 Plan as of April 1, 2024.

We believe that, for the foreseeable future, it is in our best interests to be able to continue to engage and compensate such persons through the issuance of stock options or payment in shares of our common stock. For the foregoing reasons, the Board of Directors has unanimously adopted the increase in the number of shares of common stock authorized for issuance pursuant to the 2019 Stock Incentive Plan by 2,000,000 shares, from 2,400,000 to 4,400,000 shares; and directed that such proposal be submitted for the approval of the stockholders at the annual meeting.

Eligibility for Participation in 2019 Plan

Persons eligible for awards under the 2019 Plan include officers, employees, consultants, directors and service providers. The granting of awards is discretionary, and we cannot now determine the number or type of awards we will grant in the future to our executive officers or other beneficiaries. We expect from time to time, in our discretion, we will grant awards to our executive officers or other beneficiaries under the 2019 Plan under such terms consistent with the 2019 Plan as we deem appropriate at the time of those grants.

Administration of Plan

The 2019 Plan will be administered by the Compensation Committee. The Compensation Committee, subject to the provisions of the 2019 Plan, has authority in its discretion to determine the eligible participants to whom stock options or awards shall be granted, the number of shares to be granted to each participant, and the time or times at which options or awards should be granted. The CEO or Chief Financial Officer makes recommendations to the Compensation Committee about equity awards to employees of the Company. The Board of Directors also has authority to interpret the 2019 Plan and to prescribe, amend, and rescind rules and regulations relating to the 2019 Plan.

Federal Income Tax Consequences of the Amended Plan

The following discussion is a summary of the U.S. federal income tax consequences to recipients of options or stock awards and to us with respect to options or stock awards granted under the 2019 Plan. While certain options allowed under the 2019 Plan are intended to qualify under Section 422 of the Internal Revenue Code, no incentive stock options have been granted to date.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	37

Options or stock awards awarded to an optionee may be subject to any number of restrictions (including deferred vesting, limitations on transfer, and forfeit ability) imposed by the Compensation Committee. The optionee is solely responsible for the satisfaction of all federal, state, local and foreign income and other tax arising from or applicable to an option exercise and the acquisition or sale of optioned stock.

A recipient does not recognize taxable income on the grant of a non-qualified stock option but does recognize ordinary income on the exercise date. The income amount recognized is the amount by which the fair market value of the shares underlying the option exceeds the option exercise price. The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the optionee from the exercise of a non-qualified stock option.

A recipient of a restricted stock award generally does not recognize income and the Company is not entitled to a deduction at the time of the award. Instead, the Company is entitled to a deduction and the recipient recognizes income on the date the stock award vests. The amount of compensation income recognized, and the Company’s deduction will be the fair market value of the vested stock on the date on which stock is issued. However, the recipient may elect to recognize compensation income at the time of grant, in which case the Company is also entitled to a deduction. The amount will be the fair market value at the date of grant.

In view of the complexity of the tax aspects of transactions involving the grant and exercise of options and stock awards, and because the impact of taxes will vary depending on individual circumstances, each optionee receiving options or awards under the 2019 Plan should consult their own tax advisor to determine the tax consequences in such optionee’s particular circumstances.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR the amendment to the 2019 Stock Incentive Plan

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	38

PROPOSAL NO. 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

We provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act. This vote is referred to as a “say-on-pay” vote.

The Summary Compensation Table and narrative discussion under the heading “EXECUTIVE COMPENSATION AND RELATED INFORMATION” contained in this proxy statement describe our executive compensation program and the compensation of our named executive officers for 2023. The Board of Directors is asking stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402(m) through (r) of Regulation S-K, including the compensation tables and other narrative executive compensation disclosures contained in the Company’s 2024 Proxy Statement, is hereby APPROVED.”

We believe that executive compensation should be aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

As a focus on the Company’s long-term performance, we believe that long-term equity awards are effective tools for aligning management and stockholder interests to increase overall stockholder value. In addition, the executive officers are often asked to implement long-term initiatives for the Company that, by definition, take more than one fiscal year to accomplish. Stability and continuity among the executive officers aids the Company in its implementation of such long-term initiatives.

The Compensation Committee regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our performance that our executive officers can impact and that are likely to have an impact on stockholder value.

At the 2023 Annual Meeting, the Board of Directors recommended stockholders approve holding a “say-on-pay” vote every year. Our stockholders supported that recommendation. Accordingly, we will hold a “say-on-pay” vote annually until the 2029 Annual Meeting when stockholders will be asked to vote again on how frequently we should hold the “say-on-pay” vote.

The vote on this “say-on-pay” proposal is advisory, which means that the vote will not be binding on the Company, the Board of Directors or the Compensation Committee. The Compensation Committee will review and consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program. As the Board of Directors has currently determined to hold this vote each year, the next “say-on-pay” vote will be held at the 2024 Annual Meeting of Stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that the stockholders vote FOR the advisory approval of the compensation of our named executive officers.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	39

STOCKHOLDER PROPOSALS FOR 2024

ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2025 Annual Meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied, and such proposals must be received by us no later than December 27, 2024. Such proposals should be delivered to Odyssey Marine Exploration, Inc., Attn: Corporate Secretary, 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements, except as required by law.

We caution you not to place undue reliance on any forward-looking statements made by, or on behalf of us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our comprehensive Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in our other current and subsequent filings with the SEC.

PROXY SOLICITATION AND COSTS

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries, custodians and other nominees holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding” potentially means extra convenience for stockholders and cost savings for companies reducing printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	40

stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker or Odyssey.

Upon written request, Odyssey will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials, You may email Investor Relations at IR@odysseymarine.com NOTE: Include the 16 Digit Control Number located on the Notice in the subject line of your e-mail.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one copy in the future, are asked to contact Computershare (if a registered holder) or their bank, broker or other nominee (if a beneficial holder) to request information about householding.

FORM 10-K

We will mail without charge, upon written request, a copy of Odyssey’s comprehensive Annual Report on Form 10-K for the fiscal year ended December 31, 2023, once it has been filed with the SEC, including the consolidated financial statements, schedules and list of exhibits, specifically requested. Requests should be sent to: BY EMAIL: IR@odysseymarine.com. NOTE: Include the 16 Digit Control Number located on the Notice in the subject line of your e-mail.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders: This proxy statement is available for viewing on the Internet at www.proxyvote.com/OMEX for those stockholders who received a Notice of Internet Availability of Proxy Materials and also available on our website at www.odysseymarine.com. If you view the proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	41

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Gordon

Chief Executive Officer and Chairman of the Board of

Directors

Dated: April 26, 2024

ODYSSEY MARINE EXPLORATION, INC.-2024 Proxy Statement	42

P.O. BOX 8016, CARY, NC 27512-9903 Odyssey Marine Exploration, Inc. Annual Meeting of Stockholders Monday, June 10, 2024 9:30 AM, Eastern Time Hampton Inn Suites 5329 Avion Park Drive, Tampa, Floria 33607 Scan QR for digital voting Meeting Materials: Notice of Meeting and Proxy Statement & Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On June 10, 2024 For Stockholders of record as of April 12, 2024 To order paper materials, use one of the following methods. Internet: For a convenient way to view proxy materials, VOTE, and obtain www.investorelections.com/OMEX directions to attend the meeting go to www.proxydocs.com/OMEX To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Call: 1-866-648-8133 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Email: paper@investorelections.com Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the * If requesting material by e-mail, please send a blank e-mail with the internet. 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your If you want to receive a paper or e-mail copy of the proxy material, you must request one. e-mail requesting material. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 31, 2024. Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Odyssey Marine Exploration, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL 1. To elect four directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified; 1.01 Mark D. Gordon 1.02 Mark B. Justh 1.03 Jon D. Sawyer 1.04 Todd E. Siegel 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2024; 3. To amend the Company’s 2019 Stock Incentive Plan to increase the number of shares authorized for issuance under the Plan by 2,000,000 shares; 4. To obtain non-binding advisory approval of the compensation of our named executive officers; and 5. To transact such other business as may properly come before the Annual Meeting of Stockholders or at any adjournments or postponements thereof.